Exhibit 99.1

INVESTOR CONTACT: Wendy Wilson Investor Relations +1 281-974-0155
Orion Engineered Carbons S.A. Announces
Fourth Quarter and Full Year 2020 Financial Results

Houston, TX - February 18, 2021 - Orion Engineered Carbons S.A. (NYSE: OEC), a global supplier of specialty and high-performance carbon black, today announced its fourth quarter and full year 2020 financial results.
Fourth Quarter 2020 Highlights
•Net sales of $315.7 million, down $6.7 million, year over year.
•Net Income of $8.9 million, down $10.1 million, year over year.
•Basic EPS of $0.15, down $0.17, year over year.
•Adjusted EPS1 of $0.40, down $0.02, year over year.
•Adjusted EBITDA1of $66.0 million, up $2.8 million, year over year.
•Adjusted EBITDA margin of 20.9%, highest level since Q2 2018.
Full Year 2020 Highlights
•Net sales of $1,136.4 million, down $340.0 million, year over year.
•Net Income of $18.2 million, down $68.8 million, year over year.
•Basic EPS of $0.30, down $1.15, year over year.
•Adjusted EPS1 of $1.04, down $0.83, year over year.
•Adjusted EBITDA1 of $200.0 million, down $67.3 million, year over year; Adjusted EBITDA margins of 17.6%, reflecting strong trough-level profitability levels.
•Successfully protected employees, maintained agile production, managed costs, demonstrated business resilience and financial wherewithal amid severe economic downturn.
•Advanced sustainability initiatives across multiple dimensions, including commissioning new air emissions controls at our Orange, Texas facility, upgrading co-generation facilities at our Qingdao, China and Borger, Texas facilities and partnering with leading companies across the value chain to drive a circular economy and sustainable solutions via the BlackCycle consortium.
•Achieved strong year-end financial standing with net leverage of 3.4x and liquidity of $341.6 million.
•Enhanced board independence and diversity.
1 See below for a reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measures
“The year 2020 represented an enormous test for the global Orion team and our business. We met the challenge with fortitude and resilience. Our team's disciplined adherence to our COVID-19 protocols resulted in no workplace transmissions. They were also nimble, improving customer response times while managing through demand swings. We advanced our ESG efforts by stepping up community support, upgrading co-generation, and increasing board independence and diversity. We successfully navigated 2020 and finished strong, with fourth quarter Adjusted EBITDA exceeding prior year levels and reflecting strong profitability levels. This performance was led by strong specialty volume trends and a solid quarter in our rubber business,” said Corning Painter, Orion’s chief executive officer.

Mr. Painter continued, “When demand was low, we took the opportunity to invest in the reliability of our facilities to ensure that we emerge from this period a stronger company. Throughout the year, we also supported the communities we are privileged to operate within by donating materials to help with pandemic-related needs, and supporting those team members affected by hurricanes in the U.S. These actions in concert with advancing our sustainability strategy are core to our values. In 2021, we will maintain a focus on driving shareholder value through continuing to be responsive to our customers’ needs, advancing our sustainability business goals and investing in select, high-return strategic initiatives to bolster our short and longer-term earnings growth potential.”
Fourth Quarter 2020 Overview

ORION ENGINEERED CARBONS
($ in millions, except per share data or stated otherwise)	Q4 2020	Q4 2019	Y/Y Change in %

Volume (kmt)	237.8	233.5	1.8
Net sales	315.7	322.4	(2.1)
Income from Operations (EBIT)	25.6	32.6	(21.6)
Net Income	8.9	19.0	(53.0)
Contribution Margin	139.5	125.6	11.1
Contribution Margin per metric ton	586.8	538.0	9.1
Adjusted EBITDA	66.0	63.2	4.4
Basic EPS (1)	$0.15	$0.32	$(0.17)
Adjusted EPS (2)	$0.40	$0.42	$(0.02)
Notes:
(1)Basic EPS calculated using Net Income and weighted number of shares outstanding in the respective quarter.
(2)Adjusted EPS is calculated by dividing Adjusted Net Income by the weighted average number of shares outstanding in the respective quarter. Adjusted Net income excludes certain non-cash items such as foreign exchange rate impacts and long-term incentive plan expenses, and non-recurring items which we do not believe are indicative of our core operating performance such as restructuring and EPA-related expenses. The reconciliation of Adjusted EPS is provided in the Reconciliation of Non-GAAP Financial Measures of the Press Release.

Volumes increased by 1.8%, year over year, on strong demand in the Specialty Carbon Black (“Specialties”) segment driven by the EMEA and Asia regions partially offset by lower Rubber Carbon Black (“Rubber”) volumes.

Net sales declined by $6.7 million, or 2.1%, to $315.7 million, year over year, driven primarily by the effects of passing through lower feedstock costs to customers partially offset by increased volumes and base prices.

Income from operations declined by $7.0 million, or 21.6%, to $25.6 million, year over year, primarily due to restructuring expenses partially offset by the continued recovery of end market demand and favorable product mix in the Specialties business. Restructuring costs reflected a higher reserve related to post closure costs associated with the site of our former rubber manufacturing facility in Ambes, France.

Net Income declined $10.1 million to $8.9 million from $19.0 million in the fourth quarter of 2019 principally due to the combination of higher restructuring costs, foreign exchange, and pension-related costs, year over year.
Contribution Margin improved by $13.9 million, or 11.1%, to $139.5 million, year over year, primarily driven by Specialties volume strength and higher Rubber base pricing partially offset by the effects of passing lower feedstock costs through to customers.
Adjusted EBITDA increased by $2.8 million, or 4.4% to $66.0 million, year over year, primarily due to improvements in volumes and base pricing partially offset by higher fixed costs and the impact of lower feedstock costs.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK
($ in millions, except per share data or stated otherwise)	Q4 2020	Q4 2019	Y/Y Change in %

Volume (kmt)	65.4	56.8	15.0
Net sales	127.4	114.8	11.0
Gross Profit	47.7	43.2	10.2
Gross Profit/metric ton	728.9	760.7	(4.2)
Adjusted EBITDA	38.9	31.8	22.4
Adjusted EBITDA/metric ton	594.8	559.0	6.4
Adjusted EBITDA Margin (%)	30.5	27.7	280bps

Specialties volumes increased by 15.0%, year over year, primarily in EMEA and Asia, and rose 11.3%, sequentially, reflecting the continuation of a broad-based recovery across most end markets, with polymers particularly strong.

Net sales improved by $12.7 million, or 11.0%, to $127.4 million, year over year, and rose 22.9% sequentially, driven by higher volumes and favorable product mix partially offset by the effects of lower feedstock costs passed through to customers.

Specialty Adjusted EBITDA rose by $7.1 million, or 22.4%, to $38.9 million, year over year, and rose by $12.4 million, or 46.9%, sequentially, driven by improved volume and favorable mix, partially offset by higher fixed costs.

RUBBER CARBON BLACK
($ in millions, except per share data or stated otherwise)	Q4 2020	Q4 2019	Y/Y Change in %

Volume (kmt)	172.4	176.7	(2.4)
Net sales	188.3	207.7	(9.3)
Gross Profit	41.4	45.8	(9.6)
Gross Profit/metric ton	240.0	259.0	(7.3)
Adjusted EBITDA	27.1	31.4	(13.8)
Adjusted EBITDA/metric ton	157.0	177.8	(11.7)
Adjusted EBITDA Margin (%)	14.4	15.1	(-70)bps

Rubber Carbon Black volumes declined by 2.4%, year over year, primarily due to the continued global economic impact on demand from tire customers resulting from COVID-19. The year over year volume decline also includes the impact of our 2019 commercial strategy which emphasized raising price over volume.
Net sales declined by $19.4 million, or 9.3%, to $188.3 million, year over year, primarily due to passing through lower feedstock costs to customers and, to a lesser extent, lower volumes, partially offset by base price increases.
Rubber Adjusted EBITDA decreased by $4.3 million, or 13.8%, to $27.1 million, year over year, driven by higher fixed costs and the impact of lower feedstock costs.
Balance Sheet and Liquidity
As of December 31, 2020, the company had liquidity of $341.6 million, including cash and equivalents of $64.9 million, $236.5 million of our revolving credit facility capacity, including ancillary lines, and $40.2 million of capacity under other available credit lines. Net debt was $678.8 million and net leverage was 3.39x.

Cash Flow
Cash inflows from operating activities for the twelve months ended December 31, 2020 were $125.3 million, down $106.2 million, year over year, primarily driven by lower profitability levels.

Cash outflows from investing activities for the twelve months ended December 31, 2020 were $144.9 million, down $10.9 million, year over year, driven by the timing of related payments and was comprised of capital investments to advance safety, continuity, sustainability and growth initiatives.

Cash inflows from financing activities for the twelve months ended December 31, 2020 were $13.5 million, up $82.2 million, year over year, primarily driven by a net $26.8 million draw down on credit facilities and lower dividend payments.

2021 Outlook
Mr. Painter concluded, “Given the uncertainty regarding COVID-19, with vaccinations underway but also highly contagious strains emerging, we don't think it is appropriate to issue EBITDA guidance. Our 2021 planning scenario assumes that COVID-19 does not functionally end until 2022, with 2021 Specialty and Rubber volumes roughly resembling second-half

2020 run-rates. Most important to us is to always be improving our agility, to never sit still, but build on 2020 and push ourselves so we can respond even better to any demand scenario.”

Additional projected financial metrics for 2021 include shares outstanding of 60.6 million, an effective tax rate in the range of 30% to 31% and depreciation and amortization in the range of $95 to $100 million. Capital expenditures are expected to approximate $170 million, of which EPA related spending is expected to approximate $55 million and growth and productivity capital is expected to approximate $45 million.
Conference Call
As previously announced, Orion will hold a conference call tomorrow, Friday, February 19th 2020, at 8:30 a.m. (EST). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through February 27th, 2020:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13714486
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
About Orion Engineered Carbons
Orion is a worldwide supplier of carbon black. We produce a broad range of carbon blacks that include high-performance specialty gas blacks, acetylene blacks, furnace blacks, lamp blacks, thermal blacks and other carbon blacks that tint, colorize and enhance the performance of polymers, plastics, paints and coatings, inks and toners, textile fibers, adhesives and sealants, tires, and mechanical rubber goods such as automotive belts and hoses. Orion operates 14 global production sites and has approximately 1,425 employees worldwide. For more information, please visit our website www.orioncarbons.com

Forward Looking Statements

This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “2021 Outlook" and “Quarterly Business Segment Results” sections. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. You should not place undue reliance on forward looking statements. Forward-looking statements are typically identified by words such as “anticipate,” "assume," “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “probably,” “project,” “will,” “seek,” “target” “to be,” and other words of similar meaning.

These forward-looking statements include, without limitation, statements about the following matters: • our strategies for (i) mitigating the impacts of the global outbreak of the coronavirus, (ii) strengthening our position in specialty carbon blacks and rubber carbon blacks, (iii) increasing our rubber carbon black margins and (iv) strengthening the competitiveness of our operations; • the ability to pay dividends at historical dividend levels or at all; • cash flow projections; • the installation of pollution control technology in our U.S. manufacturing facilities pursuant to the EPA consent decree; • the outcome of any in-progress, pending or possible litigation or regulatory proceedings; and • our expectation that the markets we serve will continue to grow.

All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: • the effects of the COVID-19 pandemic on our business and results of operations; • negative or uncertain worldwide economic conditions;• volatility and cyclicality in the industries in which we operate; • operational risks inherent in chemicals manufacturing, including disruptions as a result of severe weather conditions and natural disasters; • our dependence on major customers and suppliers; • our ability to compete in the industries and markets in which we operate; • our ability to address changes in the nature of future transportation and mobility concepts which may impact our customers and our business; • our ability to develop new products and technologies successfully and the availability of substitutes for our products; • our ability to implement our business strategies; • volatility in the costs and availability of raw materials (including but not limited to any and all effects from restrictions imposed by the MARPOL convention and respective International Maritime Organization (IMO) regulations in particular to reduce sulfur oxides (SOx) emissions from ships) and energy; • our ability to respond to changes in feedstock prices and quality; • our ability to realize benefits from investments, joint ventures, acquisitions or alliances; • our ability to realize benefits from planned plant capacity expansions and site development projects and the potential delays to such expansions and projects; • information technology systems failures, network disruptions and breaches of data security; • our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; • our ability to recruit or retain key management and personnel; • our exposure to political or country risks inherent in doing business in some countries; • geopolitical events in the European Union, and in particular the ultimate future relations between the European Union and the United Kingdom resulting from the “Brexit” which may impact the Euro; • environmental, health and safety regulations, including nanomaterial and greenhouse gas emissions regulations, and the related costs of maintaining compliance and addressing liabilities; • possible future investigations and enforcement actions by governmental or supranational agencies; • our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases; • market and regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; • litigation or legal proceedings, including product liability and environmental claims; • our ability to protect our intellectual property rights and know-how; • our ability to generate the funds required to service our debt and finance our operations; • fluctuations in foreign currency exchange and interest rates; • the availability and efficiency of hedging; • changes in international and local economic conditions, including with regard to the Euro, dislocations in credit and capital markets and inflation or deflation; • potential impairments or write-offs of certain assets; • required increases in our pension fund contributions; • the adequacy of our insurance coverage; • changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; • our indemnities to and from Evonik; • challenges to our decisions and assumptions in assessing and complying with our tax obligations; and • potential difficulty in obtaining or enforcing judgments or bringing actions against us in the United States.

You should not place undue reliance on forward-looking statements. We present certain financial measures that are not prepared in accordance with U.S. GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. These non-U.S. GAAP measures are Contribution Margin, Contribution Margin per Metric Ton, Adjusted EBITDA, Adjusted EPS, Net Working Capital and Capital Expenditures. Adjusted EBITDA, Adjusted EPS, Contribution Margins and Net Working Capital are not measures of performance under U.S. GAAP and should not be considered in isolation or construed as substitutes for net sales, consolidated profit (loss) for the period, operating result (EBIT), gross profit or other U.S. GAAP measures as an indicator of our operations in accordance with U.S. GAAP. For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP measures, see Appendix.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Note R.to our audited consolidated financial statements regarding contingent liabilities, including litigation. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “2021 Outlook” and “Quarterly Business

Segment Results” sections - as a result of new information, future events or other information, other than as required by applicable law.

Reconciliation of Non-GAAP Financial Measures

In this release we refer to Adjusted EBITDA, Contribution Margin, Adjusted Net Income/(Loss) and Adjusted EPS, which are financial measures that have not been prepared in accordance with U.S. GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. We refer to these measures as “non-GAAP” financial measures. Adjusted EBITDA is defined as operating result (EBIT) before depreciation and amortization, adjusted for acquisition related expenses, restructuring expenses, consulting fees related to group strategy, share of profit or loss of joint venture and certain other items. Adjusted EBITDA is used by our management to evaluate our operating performance and make decisions regarding allocation of capital because it excludes the effects of certain items that have less bearing on the performance of our underlying core business. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although Adjusted EBITDA excludes the impact of depreciation and amortization, the assets being depreciated and amortized may have to be replaced in the future and thus the cost of replacing assets or acquiring new assets, which will affect our operating results over time, is not reflected; (b) Adjusted EBITDA does not reflect interest or certain other costs that we will continue to incur over time and will adversely affect our profit or loss, which is the ultimate measure of our financial performance and (c) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently. Because of these and other limitations, you should consider Adjusted EBITDA alongside our other U.S. GAAP-based financial performance measures, such as consolidated profit or loss for the period.

Contribution Margin is calculated by subtracting variable costs (such as raw materials, packaging, utilities and distribution costs) from our net sales. We believe that Contribution Margin and Contribution Margin per Metric Ton are useful because we see these measures as indicating the portion of net sales that is not consumed by such variable costs and therefore contributes to the coverage of all other costs and profits.

Adjusted Net Income/(Loss) is defined as profit or loss for the period adjusted for acquisition related expenses, restructuring expenses, consulting fees related to group strategy, certain other items (such as amortization expenses related to intangible assets acquired from our predecessor and foreign currency revaluation impacts) and assumed taxes and Adjusted EPS is defined as Adjusted Net Income divided by the weighted number of shares outstanding. Adjusted Net Income/(Loss) and Adjusted EPS provide guidance with respect to our underlying business performance without regard to the effects of (a) foreign currency fluctuations, (b) the amortization of intangible assets which other companies may record as goodwill having an indefinite lifetime and thus no amortization and (c) our start-up and initial public offering costs. Other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Adjusted Net Income/(Loss) and Adjusted EPS.
We define Net Working Capital as the total of inventories and current trade receivables, less trade payables. Net Working Capital is as well a non-GAAP financial measure, and other companies may use a similarly titled financial measure that is calculated differently from the way we calculate Net Working Capital.

We have not provided a reconciliation of forward-looking Adjusted EBITDA to the most comparable GAAP measure of net income. Providing net income guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactions and other non-core operating items that are included in net income. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historic periods are indicative of the reconciliation that will be presented upon completion of the periods covered by the non-GAAP guidance.

The following tables present a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure:

Reconciliation of profit or (loss)	Fourth Quarter		Fiscal Year
(In thousands)	2020	2019	2020	2019

Net income	$8,906	$18,965	$18,156	$86,920
Add back income tax expense	4,126	6,701	8,132	33,216
Add back equity in earnings of affiliated companies, net of tax	(67)	(134)	(493)	(558)
Income from operations before income taxes and equity in earnings of affiliated companies	12,966	25,533	25,795	119,579
Add back interest and other financial expense, net	10,014	7,063	38,671	27,572
Reclassification of actuarial losses from AOCI	2,591	—	9,916	—
Earnings before income taxes and finance income/costs	25,571	32,596	74,382	147,151
Add back depreciation, amortization and impairment of intangible assets and property, plant and equipment	26,805	25,223	96,526	96,713
EBITDA	52,375	57,818	170,908	243,863
Equity in earnings of affiliated companies, net of tax	67	134	493	558
Restructuring expenses/(income)(1)	7,559	(205)	7,559	3,628
Consulting fees related to Company strategy (2)	—	449	—	1,280
Extraordinary expense items related to COVID-19 (3)	318	—	3,866	—
Long term incentive plan	3,191	2,301	4,434	9,438
EPA-related expenses	176	1,035	5,228	3,992
Other adjustments (4)	2,273	1,656	7,556	4,578
Adjusted EBITDA	$65,959	$63,188	$200,043	$267,337

(1) Restructuring expenses for the periods ended December 31, 2020 and 2019 were related to the strategic restructuring of our worldwide Rubber footprint
(2) Consulting fees related to the Orion strategy include external consulting for establishing and executing Company strategies relating to Rubber footprint realignment, conversion to U.S. dollar and U.S. GAAP, and costs relating to our assessment of feasibility for inclusion in certain U.S. indices.
(3) Extraordinary expense items related to COVID-19 reflect costs incurred to address impacts associated with the global coronavirus pandemic. These items include select production costs, expenses related to providing personal protection equipment and costs related to protective measures carried out at our facilities to ensure the safety of our employees, among other expenditures.
(4) Other adjustments (from items with less bearing on the underlying performance of the Company’s core business) for the quarters ended December 31, 2020 and 2019 and periods ended December 31, 2020 and 2019 primarily relate to amounts of non-income tax expense incurred during the construction phase of an asset, disaster related preparedness costs and legal fees associated with a dispute concerning intellectual property.

The following table reconciles Contribution Margin and Contribution Margin per Metric Ton to gross profit:

unaudited (in millions, unless otherwise indicated)	Fourth Quarter		Year Ended Fiscal Year
	2020	2019	2020	2019

Net Sales(1)	$315.7	$322.4	$1,136.4	$1,476.4
Variable costs(2)	(176.2)	(196.8)	(672.5)	(935.7)
Contribution margin	139.5	125.6	463.9	540.7
Freight	20.1	18.0	68.8	79.0
Fixed Costs(3)	(70.6)	(54.6)	(240.4)	(229.8)
Gross profit (1)	$89.0	$89.0	$292.3	$389.9
Volume (in kmt)	237.8	233.5	866.8	1,023.2
Contribution Margin per Metric Ton	$586.8	$538.0	$535.1	$528.5
Gross Profit per Metric Ton	$374.4	$381.1	$337.3	$380.9
(1) Separate line item in audited Consolidated Financial Statements.
(2) Includes costs such as raw materials, packaging, utilities and distribution.
(3) Includes costs such as depreciation, amortization and impairment of intangible assets and property, plant and equipment, personnel and other production related costs.

Adjusted EPS	Fourth Quarter		Fiscal Year
(In thousands, except per share amounts)	2020	2019	2020	2019

Net Income	$8,906	$18,965	$18,156	$86,920
add back long term incentive plan expenses	3,191	2,301	4,434	9,438
add back restructuring income/expenses, net	7,559	(205)	7,559	3,628
add back consulting fees related to Company strategy	—	449	—	1,280
add back EPA-related expenses	176	1,035	5,228	3,992
add back extraordinary expense items related COVID-19	318	—	3,866	—
add back other adjustment items	2,273	1,656	7,556	4,578
add back reclassification of actuarial losses from AOCI	2,591	—	9,916	—
add back amortization	2,007	1,357	7,653	7,548
add back foreign exchange rate impacts	2,847	2,433	15,227	3,640
add back amortization of transaction costs	539	480	2,071	2,082
Tax effect on add back items at estimated tax rate	(6,450)	(2,852)	(19,053)	(10,856)
Adjusted Net Income	$23,957	$25,619	$62,612	$112,250

Total add back items	$15,051	$6,654	$44,456	$25,330
Impact add back items per share	$0.25	$0.10	$0.74	$0.42
Earnings per share (basic)	$0.15	$0.32	$0.30	$1.45
Adjusted EPS	$0.40	$0.42	$1.04	$1.87

Consolidated Statements of Operations of Orion Engineered Carbons S.A.
for the three months and fiscal years ended December 31, 2020 and 2019

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share amounts)	2020	2019	2020	2019

Net sales	$315,692	$322,428	$1,136,383	$1,476,353
Cost of sales	226,662	233,440	844,034	1,086,644
Gross profit	89,030	88,987	292,348	389,708
Selling, general and administrative expenses	49,919	49,556	176,140	206,886
Research and development costs	3,444	5,038	20,201	19,874
Other expenses, net	2,537	2,002	14,066	12,169
Restructuring expenses	7,559	(205)	7,559	3,628
Income from operations	25,571	32,596	74,382	147,151
Interest and other financial expense, net	10,014	7,063	38,671	27,572
Reclassification of actuarial losses from AOCI	2,591	—	9,916	—
Income from operations before income tax expense and equity in earnings of affiliated companies	12,966	25,533	25,795	119,579
Income tax expense	4,126	6,701	8,132	33,216
Equity in earnings of affiliated companies, net of tax	67	134	493	558
Net income	$8,906	$18,965	$18,156	$86,920

Weighted-average shares outstanding (in thousands of shares):
Basic	60,487	60,221	60,430	59,986
Diluted	61,731	61,490	61,407	61,300
Earnings per share:
Basic	$0.15	$0.32	$0.30	$1.45
Diluted	$0.15	$0.31	$0.30	$1.42

Consolidated Balance Sheets of Orion Engineered Carbons S.A.
as at December 31, 2020 and 2019

				December 31,
(In thousands, except share amounts)				2020	2019

Current assets
Cash and cash equivalents				$64,869	$63,726
Accounts receivable, net of expected credit losses
of	$5,794	and	$6,632	234,796	212,565
Other current financial assets				3,630	11,347
Inventories, net				141,461	164,799
Income tax receivables				11,249	17,924
Prepaid expenses and other current assets				44,452	37,358
Total current assets				500,456	507,718
Property, plant and equipment, net				610,530	534,054
Operating lease right-of-use assets				85,639	27,532
Goodwill				84,480	77,341
Intangible assets, net				46,772	50,596
Investment in equity method affiliates				5,637	5,232
Deferred income tax assets				52,563	48,720
Other financial assets				761	2,501
Other assets				2,956	3,701
Total non-current assets				889,337	749,676
Total assets				$1,389,793	$1,257,394

Current liabilities
Accounts payable	$131,250	$156,298
Current portion of long term debt and other financial liabilities	82,618	36,410
Current portion of employee benefit plan obligation	1,118	908
Accrued liabilities	49,176	44,931
Income taxes payable	23,906	14,154
Other current liabilities	36,676	32,509
Total current liabilities	324,745	285,211
Long-term debt, net	655,826	630,261
Employee benefit plan obligation	83,310	71,901
Deferred income tax liabilities	38,770	43,308
Other liabilities	106,131	40,701
Total non-current liabilities	884,036	786,171

Commitments and contingencies

Stockholders' equity
Common stock
Authorized: 65,035,579 and 65,035,579 shares with no par value
Issued – 60,992,259 and 60,729,289 shares with no par value
Outstanding – 60,487,117 and 60,224,147 shares	85,323	85,032
Less 505,142 and 505,142 shares of common treasury stock, at cost	(8,515)	(8,515)
Additional paid-in capital	68,502	65,562
Retained earnings	84,407	78,296
Accumulated other comprehensive loss	(48,705)	(34,362)
Total stockholders' equity	181,013	186,013
Total liabilities and stockholders' equity	$1,389,793	$1,257,394

Consolidated Statements of Cash Flows of Orion Engineered Carbons S.A.

	Years Ended December 31,
(In thousands)	2020	2019	2018

Cash flows from operating activities:
Net income	$18,156	$86,920	$121,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets	96,526	96,713	98,156
Amortization of debt issuance costs	2,071	2,082	2,220
Share-based incentive compensation	4,434	9,438	13,919
Deferred tax (benefit)/provision	(12,146)	15,826	(3,634)
Foreign currency transactions	(4,900)	1,052	2,782
Reclassification of actuarial losses from AOCI	9,916	—	—
Other operating non-cash items	118	1,813	1,165
Changes in operating assets and liabilities, net of effects of businesses acquired:
(Increase)/decrease in trade receivables	(16,501)	45,412	(39,680)
(Increase)/decrease in inventories	29,951	16,413	(31,406)
Increase/(decrease) in trade payables	(18,732)	(12,036)	5,444
Increase/(decrease) in provisions	2,308	(10,375)	(4,427)
Increase/(decrease) in tax liabilities	16,398	(7,254)	4,843
Increase/(decrease) in other assets and liabilities	(2,320)	(14,497)	(48,707)
Net cash provided by operating activities	$125,278	$231,507	$121,985
Cash flows from investing activities:
Cash paid for the acquisition of intangible assets and property, plant and equipment	$(144,939)	$(155,848)	$(116,157)
Acquisition of businesses, net of cash and cash equivalents acquired	—	—	(36,571)
Cash received from the disposal of intangible assets and property, plant and equipment	—	—	64,672
Net cash used in investing activities	$(144,939)	$(155,848)	$(88,056)
Cash flows from financing activities:
Payments for debt issue costs	—	(1,721)	(741)
Repayments of long-term debt	(8,190)	(8,036)	(8,288)
Cash inflows related to current financial liabilities	206,076	96,956	48,963
Cash outflows related to current financial liabilities	(171,095)	(101,303)	(26,370)
Dividends paid to shareholders	(12,045)	(48,033)	(47,665)
Repurchase of common stock	—	—	(4,926)
Taxes paid for shares issued under net settlement feature	(1,202)	(6,475)	(4,741)
Net cash from (used in) financing activities	$13,543	$(68,612)	$(43,768)
Increase (decrease) in cash, cash equivalents and restricted cash	$(6,118)	$7,047	$(9,839)
Cash, cash equivalents and restricted cash at the beginning of the period	68,231	61,604	75,213
Effect of exchange rate changes on cash	5,753	(420)	(3,770)
Cash, cash equivalents and restricted cash at the end of the period	$67,865	$68,231	$61,604
Less restricted cash at the end of the period	2,996	4,505	4,588
Cash and cash equivalents at the end of the period	$64,869	$63,726	$57,016

Cash paid for interest, net	$(20,769)	$(20,399)	$(24,367)
Cash paid for income taxes	$(7,930)	$(24,106)	$(60,228)
Supplemental disclosure of non-cash activity:
Liabilities under build-to-suit lease	$—	$—	$28,657
Liabilities for leasing - current	$14,005	$6,254	$—
Liabilities for leasing - non-current	$52,593	$26,280	$—
The accompanying notes are an integral part of these consolidated financial statements.